CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-116351 on Form N-1A of our reports dated September 17, 2014, relating to the financial statements and financial highlights of One Choice Portfolio: Very Conservative, One Choice Portfolio: Conservative, One Choice Portfolio: Moderate, One Choice Portfolio: Aggressive, and One Choice Portfolio: Very Aggressive, five of the portfolios comprising American Century Asset Allocation Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Asset Allocation Portfolios, Inc. for the year ended July 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
March 18, 2015